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                                                                    EXHIBIT 99.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER



Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Daniel R. Hudspeth, the Chief Financial Officer of Allos Therapeutics, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

         (1) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and result of operations of the Company for the period covered by the Periodic Report.


Dated: November 12, 2002


                                             /s/ Daniel R. Hudspeth
                                             -----------------------------------
                                             Daniel R. Hudspeth
                                             Chief Financial Officer